UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT

REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 15, 2021

Ares Commercial Real Estate Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-35517	45-3148087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 42nd Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ACRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On March 15, 2021, Ares Commercial Real Estate Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), by and among the Company, Ares Commercial Real Estate Management LLC, the Company’s external manager, and Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, and BofA Securities, Inc., as representatives of the several underwriters listed therein (collectively, the “Underwriters”). Pursuant to the terms of the Underwriting Agreement, the Company agreed to sell, and the Underwriters agreed to purchase, subject to the terms and conditions set forth in the Underwriting Agreement, an aggregate of 7,000,000 shares of the Company’s common stock, par value $0.01 per share. In addition, the Company granted to the Underwriters a 30-day option to purchase up to an additional 1,050,000 shares.

The public offering closed on March 18, 2021 and generated net proceeds of approximately $100.6 million, after deducting estimated transaction expenses. The Underwriting Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions. Pursuant to the Underwriting Agreement, the Company has agreed, subject to certain exceptions, not to sell or transfer any shares of its common stock or any securities convertible into or exercisable or exchangeable for common stock for 30 days after March 15, 2021 without first obtaining the written consent of the representatives of the Underwriters. The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-232742), which was originally filed with the Securities and Exchange Commission on July 19, 2019, and the related prospectus supplement and accompanying prospectus.

A copy of the opinion of Venable LLP regarding the legality of the shares of common stock is attached as Exhibit 5.1 to this Current Report on Form 8-K and a copy of the opinion of Kirkland & Ellis LLP regarding certain tax matters is attached as Exhibit 8.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

1.1*	Underwriting Agreement dated March 15, 2021, by and among the Company, the Manager, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, and BofA Securities, Inc., as representatives of the several Underwriters listed on Exhibit A thereto.

5.1*	Opinion of Venable LLP regarding the legality of the shares of common stock

8.1*	Opinion of Kirkland & Ellis LLP regarding certain tax matters

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 8.1)
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2021

ARES COMMERCIAL REAL ESTATE CORPORATION

By:	/s/ Tae-Sik Yoon
Name:	Tae-Sik Yoon
Title:	Chief Financial Officer and Treasurer